UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2003

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28304 (File number)	33-0704889 (I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California (Address of principal executive office)		92506 (Zip Code)

Registrant's telephone number, including area code:  (909) 686-6060

(Former name or former address, if changed since last report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)    Exhibit

                    99.1     Press Release of Provident Financial Holdings, Inc. on October 23, 2003.

Item 9. Regulation FD Disclosure

On October 23, 2003, Provident Financial Holdings, Inc. issued its earnings release for the first quarter ended September 30, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2003                           Provident Financial Holdings, Inc.

                                                                /s/ Craig G. Blunden

                                                                Craig G. Blunden
                                                                Chairman, President and Chief Executive Officer
                                                                (Principal Executive Officer)

                                                                /s/ Donavon P. Ternes

                                                                Donavon P. Ternes
                                                                Chief Financial Officer
                                                                (Principal Financial and Accounting Officer)

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Exhibit 99.1

Press Release of Provident Financial Holdings, Inc. on October 23, 2003

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3756 Central Avenue                                                                               Contacts:
Riverside, CA 92506                                                                                Craig G. Blunden, CEO
(909) 686 - 6060                                                                                        Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC. REPORTS
SEVEN PERCENT INCREASE IN EARNINGS PER SHARE

Riverside, Calif. - Oct. 23, 2003 - Provident Financial Holdings, Inc. ("Company"), Nasdaq: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced earnings for the first quarter of its fiscal year ending June 30, 2004.

        For the quarter ended September 30, 2003, the Company reported net income of $3.58 million, or 74 cents per diluted share (on 4.84 million average weighted shares outstanding), compared to net income of $3.69 million, or 69 cents per diluted share (on 5.34 million average weighted shares outstanding), in the comparable period a year ago. The decrease in average weighted shares outstanding reflects buyback programs that most recently included the repurchase of 247,400 shares of common stock in the quarter just ended.

        "As we had anticipated, our mortgage banking revenue declined during the quarter as a result of rising interest rates, although our community banking business did well during the quarter and continues to improve," said Craig G. Blunden, chairman, president and chief executive officer. "Moreover, we are pleased that despite slightly lower net income, implementation of sound capital management techniques - including a stock repurchase program - resulted in a seven percent increase in year-over-year diluted earnings per share."

        Return on average assets for the first quarter of fiscal 2004 was 1.18 percent, compared to 1.46 percent for the same period of fiscal 2003. Return on average

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stockholders' equity for the first quarter of fiscal 2004 was 13.84 percent, compared to 14.25 percent in the comparable period of fiscal 2003.

        On a sequential quarter basis, net income for the first quarter of fiscal 2004 decreased $1.14 million, or 24 percent, from $4.72 million in the fourth quarter of fiscal 2003; and diluted earnings per share decreased 21 cents, or 22 percent, from 95 cents in the fourth quarter of fiscal 2003. Return on average assets decreased 36 basis points to 1.18 percent from 1.54 percent in the fourth quarter of fiscal 2003, while return on average equity decreased 435 basis points to 13.84 percent from 18.19 percent in the fourth quarter of fiscal 2003.

        Net interest income after provision for loan losses increased $1.51 million, or 22 percent, to $8.38 million in the first quarter of fiscal 2004 from $6.87 million for the same period in fiscal 2003. Non-interest income decreased $1.33 million to $4.73 million in the first quarter of fiscal 2004 from $6.06 million in the comparable period of fiscal 2003. Non-interest expense increased $270,000 to $6.97 million in the first quarter of fiscal 2004 from $6.70 million in the comparable period in fiscal 2003.

        The average balance of loans outstanding increased by $200.2 million to $872.9 million in the first quarter of fiscal 2004 from $672.7 million in the same quarter of fiscal 2003, while the average yield decreased by 110 basis points to 5.88 percent in the first quarter of fiscal 2004 from an average yield of 6.98 percent in the same quarter of fiscal 2003. The decrease in the average loan yield was due primarily to loan prepayments resulting from the decline in interest rates and new loans funded at yields below the loan portfolio yield. Total portfolio loan originations (including purchased loans) in the first quarter of fiscal 2004 were $176.6 million, which consisted primarily of single-family,

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commercial real estate and construction loans. This compares to total portfolio loan originations (including purchased loans) of $129.3 million in the first quarter of fiscal 2003. The balance outstanding of "preferred loans" (multi-family, construction, commercial real estate and commercial business loans) increased by $36.0 million, or 21 percent, to $211.5 million at September 30, 2003 from $175.5 million at September 30, 2002. The ratio of preferred loans to portfolio loans fell to 27 percent at September 30, 2003 from 28 percent September 30, 2002. Loan prepayments in the first quarter of fiscal 2004 were $119.3 million, compared to $94.6 million in the same quarter of fiscal 2003.

        The average balance of deposits increased by $87.3 million to $772.4 million and the average cost of deposits decreased by 86 basis points to 1.76 percent in the first quarter of fiscal 2004, compared to an average balance of $685.1 million and an average cost of 2.62 percent in the same quarter last year. Total transaction account balances (core deposits) increased by $163.8 million, or 46 percent, to $517.5 million at September 30, 2003 from $353.7 million at September 30, 2002, while total time deposits decreased by $81.3 million, or 23 percent, to $273.4 million at September 30, 2003 from $354.7 million at September 30, 2002.

        The average balance of FHLB advances increased by $114.2 million to $313.8 million, and the average cost of advances decreased 215 basis points to 3.85 percent in the first quarter of fiscal 2004, compared to an average balance of $199.6 million and an average cost of 6.00 percent in the same quarter of fiscal 2003. The decrease in the average cost of FHLB advances was primarily the result of maturing advances with

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higher costs replaced by new advances with lower costs and a higher utilization of overnight advances at significantly lower costs.

        The net interest margin during the first quarter of fiscal 2004 decreased 6 basis points to 2.88 percent, compared to 2.94 percent during the same quarter last year. On a sequential quarter basis, the net interest margin in the first quarter of fiscal 2004 decreased 3 basis points from 2.91 percent in the fourth quarter of fiscal 2003.

        During the first quarter of fiscal 2004, the Company had no provision for loan losses, compared to a provision of $200,000 during the same period of fiscal 2003. The allowance for loan losses is considered sufficient to absorb potential losses inherent in loans held for investment.

        The decrease in non-interest income in the first quarter of fiscal 2004 compared to the same period of fiscal 2003 was primarily the result of a decrease in the gain on sale of loans. The gain on sale of loans decreased by $956,000, or 23 percent, to $3.2 million, primarily attributable to a lower average loan sale margin (1.19 percent compared to 1.43 percent), which was partly offset by a higher volume of loans originated for sale ($342.9 million compared to $256.0 million).

        In the first quarter of fiscal 2004, the fair value adjustment of derivative financial instruments (Statement of Financial Accounting Standards (("SFAS")) No. 133) on the consolidated statement of operations was an unfavorable adjustment of $353,000 compared to a favorable adjustment of $286,000 in the same period last year. The fair value of the derivative financial instruments at September 30, 2003 was $379,000 compared to $1.0 million at September 30, 2002. The fair value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on

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loans to be held for sale, including servicing released premiums (net of commitments which may not fund), forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and may have an adverse impact on future earnings.

        Non-interest expense for the first quarter of fiscal 2004 increased by $270,000 to $7.0 million, compared to $6.7 million for the same quarter in fiscal 2003. The increase in non-interest expense was primarily the result of costs associated with increased loan production volume. The Mortgage Banking Division incurred increased commissions and loan production incentives in the first quarter of fiscal 2004, which were $122,000 higher than in the same period in fiscal 2003.

        The Company's efficiency ratio for the first quarter of fiscal 2004 increased to 53 percent compared to 51 percent in the first quarter of 2003, a result of the decrease in non-interest income.

        Non-performing assets declined to $1.4 million, or 0.12 percent of total assets, at September 30, 2003, compared to $1.5 million, or 0.14 percent of total assets, at September 30, 2002. The allowance for loan losses was $7.2 million at September 30, 2003, or 0.91 percent of gross loans held for investment, compared to $6.8 million, or 1.07 percent of gross loans held for investment, at September 30, 2002.

        During the quarter ended September 30, 2003, the Company repurchased 247,400 shares of its common stock at an average price of $30.22 per share for a total cost of $7.48 million. Currently, there are 94,446 shares remaining under the existing 5 percent share repurchase authorization.

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        The Bank currently operates 12 retail/business banking offices in Riverside County and San Bernardino County along with nine Provident Bank Mortgage loan production offices located throughout Southern California.

        The Company will host a conference call for institutional investors and bank analysts on Thursday, October 23, 2003 at 10:00 a.m. (Pacific Time) to discuss its financial results. The conference call can be accessed by dialing (888) 273-9891 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Thursday, October 30, 2003 by dialing (800) 475-6701 and referencing access code number 700636.

For more financial information about the Company please visit the website at www.myprovident.com and click on the Investor Relations section.

Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - In Thousands)
	September 30, 2003	June 30, 2003

Assets
Cash	$ 25,834	$ 48,851
Investment securities - held to maturity
(fair value $53,606 and $77,210, respectively)	53,536	76,838
Investment securities - available for sale at fair value	182,592	220,273
Loans held for investment, net of allowance for loan losses of
$7,213 and $7,218, respectively	787,996	744,219
Loans held for sale, at lower of cost or market	5,698	4,247
Receivable from sale of loans	55,332	114,902
Accrued interest receivable	4,608	4,934
Real estate held for investment, net	10,513	10,643
Real estate owned, net	-	523
Federal Home Loan Bank stock	21,227	20,974
Premises and equipment, net	8,107	8,045
Prepaid expenses and other assets	6,652	7,057

Total assets	$ 1,162,095	$ 1,261,506

Liabilities and Stockholders' Equity
Liabilities:
Non-interest bearing deposits	$ 46,690	$ 43,840
Interest bearing deposits	744,251	710,266
Total deposits	790,941	754,106

Borrowings	243,931	367,938
Accounts payable, accrued interest and other liabilities	24,785	32,584
Total liabilities	1,059,657	1,154,628

Stockholders' equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued and outstanding .
	-	-
Common stock, $.01 par value; authorized 15,000,000 shares; issued 7,879,615 and 7,846,665 shares, respectively; outstanding 4,771,535 and 4,986,519 shares, respectively) .

	79	78
Additional paid-in capital	55,625	54,731
Retained earnings	101,761	98,660
Treasury stock at cost (3,108,080 and 2,860,146 shares, respectively)
	(53,294)	(45,801)
Unearned stock compensation	(2,315)	(2,450)
Accumulated other comprehensive income, net of tax	582	1,660

Total stockholders' equity	102,438	106,878

Total liabilities and stockholders' equity	$ 1,162,095	$ 1,261,506

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Dollars in Thousands, Except Earnings Per Share) (Unaudited)
	Quarter Ended September 30,

	2003	2002
Interest income
Loans receivable, net	$ 12,840	$ 11,734
Investment securities	1,787	2,679
FHLB stock	230	192
Interest-earning deposits	4	6
Total interest income	14,861	14,611

Interest expense
Checking and money market accounts	365	436
Savings accounts	1,241	931
Time deposits	1,830	3,156
Borrowings	3,042	3,017
Total interest expense	6,478	7,540

Net interest income	8,383	7,071
Provision for loan losses	-	200
Net interest income after provision for loan losses	8,383	6,871

Non-interest income
Loan servicing and other fees	523	489
Gain on sale of loans, net	3,154	4,110
Real estate operations, net	190	208
Deposit account fees	480	443
Gain on sale of investment securities	-	266
Other	379	545
Total non-interest income	4,726	6,061

Non-interest expense
Salaries and employee benefits	4,581	4,277
Premises and occupancy	655	617
Equipment	395	490
Professional expenses	158	167
Sales and marketing expenses	230	232
Other	946	912
Total non-interest expense	6,965	6,695

Income before taxes	6,144	6,237
Provision for income taxes	2,563	2,543
Net income	$ 3,581	$ 3,694

Basic earnings per share	$ 0.79	$ 0.74
Diluted earnings per share	$ 0.74	$ 0.69
Cash dividends per share	$ 0.10	$ 0.05

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations - Sequential Quarter (Dollars in Thousands, Except Earnings Per Share) (Unaudited)
	Quarter Ended
	September 30,	June 30,
	2003	2003
Interest income:
Loans receivable, net	$ 12,840	$ 12,674
Investment securities	1,787	2,165
FHLB stock	230	216
Interest-earning deposits	4	6
Total interest income	14,861	15,061

Interest expense:
Checking and money market accounts	365	377
Savings accounts	1,241	1,158
Time deposits	1,830	2,117
Borrowings	3,042	3,041
Total interest expense	6,478	6,693

Net interest income	8,383	8,368
Provision for loan losses	-	85
Net interest income after provision for loan losses	8,383	8,283

Non-interest income:
Loan servicing and other fees	523	522
Gain on sale of loans, net	3,154	5,247
Real estate operations, net	190	201
Deposit account fees	480	422
Gain on sale of investment securities	-	-
Other	379	382
Total non-interest income	4,726	6,774

Non-interest expense:
Salaries and employee benefits	4,581	4,571
Premises and occupancy	655	620
Equipment	395	456
Professional expenses	158	201
Sales and marketing expenses	230	249
Other	946	1,060
Total non-interest expense	6,965	7,157

Income before taxes	6,144	7,900
Provision for income taxes	2,563	3,182
Net income	$ 3,581	$ 4,718

Basic earnings per share	$ 0.79	$ 1.02
Diluted earnings per share	$ 0.74	$ 0.95
Cash dividends per share	$ 0.10	$ 0.05

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	Quarter Ended September 30,
	2003		2002
SELECTED FINANCIAL RATIOS:
Return on average assets	1.18%		1.46%
Return on average stockholders' equity	13.84%		14.25%
Stockholders' equity to total assets	8.81%		9.20%
Net interest spread	2.74%		2.69%
Net interest margin	2.88%		2.94%
Efficiency ratio	53.13%		50.98%
Average interest-earning assets to average
interest-bearing liabilities	107.01%		108.74%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.79		$ 0.74
Diluted earnings per share	$ 0.74		$ 0.69
Book value per share	$ 21.47		$ 19.36
Shares used for basic EPS computation	4,524,809		4,968,484
Shares used for diluted EPS computation	4,843,146		5,342,590
Total shares issued and outstanding	4,771,535		5,221,057

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.18%		0.14%
Non-performing assets to total assets	0.12%		0.14%
Allowance for loan losses to non-performing loans	509.75%		766.82%
Allowance for loan losses to gross loans held for investments	0.91%		1.07%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	7.24%		7.38%
Tier 1 (core) capital ratio	7.24%		7.38%
Total risk-based capital ratio	13.02%		15.14%
Tier 1 risk-based capital ratio	12.02%		14.00%

	As of September 30,
	2003		2002
INVESTMENT SECURITIES:	Balance	Rate	Balance	Rate
Held to maturity:
U.S. government agency securities	$ 50,546	2.79%	$ 165,313	3.18%
U.S. government MBSs	7	13.57%	8	16.65%
Corporate bonds	2,783	7.07%	2,766	7.11%
Certificates of deposit	200	1.13%	-	-
Total investment securities held to maturity	53,536	3.02%	168,087	3.25%

Available for sale (at fair value):
U.S. government agency securities	26,445	2.67%	32,155	3.12%
U.S. government agency MBSs	138,084	4.09%	102,881	4.73%
Private issue CMOs	17,407	3.68%	-	-
Freddie Mac common stock	628		671
Fannie Mae common stock	28		23
Total investment securities available for sale	182,592	3.83%	135,730	4.32%
Total investment securities	$ 236,128	3.64%	$ 303,817	3.73%
Page 10 of 12 PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	As of September 30,
	2003		2002
	Balance	Rate	Balance	Rate
LOANS HELD FOR INVESTMENT :
Single-family (1 to 4 units)	$ 568,918	5.51%	$ 437,717	6.49%
Multi-family (5 or more units)	50,901	5.96%	36,834	6.55%
Commercial real estate	88,752	6.67%	74,848	7.20%
Construction	123,865	5.86%	96,620	6.98%
Commercial business	19,645	6.78%	24,195	7.67%
Consumer	7,731	7.68%	16,867	7.99%
Other	6,046	7.28%	3,864	8.02%
Total loans held for investment	865,858	5.76%	690,945	6.73%

Undisbursed loan funds	(71,647)		(56,960)
Deferred loan costs (fees)	998		(210)
Unearned discounts	-		(14)
Allowance for loan losses	(7,213)		(6,794)
Total loans held for investment, net	$ 787,996		$ 626,967

Purchased loans serviced by others included above	$ 48,319	6.51%	$ 36,543	7.25%

DEPOSITS :
Checking accounts - non-interest bearing	$ 46,690		$ 32,776
Checking accounts - interest bearing	100,230	0.77%	92,863	0.79%
Savings accounts	325,243	1.60%	179,140	2.01%
Money market accounts	45,354	1.38%	48,929	1.51%
Time deposits	273,424	2.51%	354,652	3.51%
Total deposits	$ 790,941	1.70%	$ 708,360	2.47%

BORROWINGS:
Overnight	$ -	-	$ 63,000	2.01%
Six month or less	18,031	5.78%	24,500	6.22%
Over six months to one year	15,000	6.01%	2,000	7.45%
Over one year to two years	15,000	6.03%	33,031	5.88%
Over two years to three years	37,000	3.41%	15,000	6.03%
Over three years to four years	35,000	3.69%	10,000	5.51%
Over four years to five years	37,000	3.82%	35,000	3.69%
Over five years	86,900	5.26%	79,928	5.63%
Total borrowings	$ 243,931	4.67%	$ 262,459	4.62%

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	Quarter Ended
	September 30,
	2003	2002
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance

Loans receivable, net (1)	$ 872,944	$ 672,666
Investment securities	267,192	275,430
FHLB stock	21,079	12,425
Interest earning deposits	1,144	1,532
Total interest earning assets	$1,162,359	$ 962,053

Deposits	$ 772,405	$ 685,092
Borrowings	313,797	199,646
Total interest bearing liabilities	$1,086,202	$ 884,738

	Quarter Ended
	September 30,
	2003	2002
	Yield/Cost	Yield/Cost

Loans receivable, net (1)	5.88%	6.98%
Investment securities	2.68%	3.89%
FHLB stock	4.36%	6.18%
Interest earning deposits	1.40%	1.57%
Total interest earning assets	5.11%	6.07%

Deposits	1.76%	2.62%
Borrowings	3.85%	6.00%
Total interest bearing liabilities	2.37%	3.38%

 (1)    Includes loans held for sale.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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